SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 24, 2003

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Item 5.     Other Events

        On July 22, 2003, the Registrant entered into a $575,000,000 364-Day Credit Agreement dated as of July 22, 2003, among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent. This Credit Agreement replaces the prior $675,000,000 364-Day Credit Agreement dated as of July 23, 2002, which prior credit agreement was terminated as of July 22, 2003.

Item 7.     Exhibits

    (10)        364-Day Credit Agreement dated as of July 22, 2003 among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/S/ KENNETH M. VITTOR
Kenneth M. Vittor Executive Vice President and General Counsel

Dated:  July 24, 2003

INDEX TO EXHIBITS

Exhibit Number

(10)	364-Day Credit Agreement dated as of July 22, 2003 among the Registrant, the lenders listed therein, and JPMorgan Chase Bank, as administrative agent.

5